Exhibit 10.13

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH (A) NOT MATERIAL AND (B) IS THE TYPE THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUSIVE LICENSE AGREEMENT

BY AND BETWEEN

DOW AGROSCIENCES LLC

and

NEURALSTEM, INC.

December 1, 2016

CONFIDENTIAL

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT including the exhibits referred to herein and hereby incorporated by reference (this “Agreement”) is entered into as of December 1, 2016 (the “Effective Date”) by and between DOW AGROSCIENCES LLC, a Delaware limited liability corporation (“Licensor”), with a place of business at 9330 Zionsville Road, Indianapolis, IN 46268, and NEURALSTEM, INC., a Delaware corporation (“Licensee”), with a place of business at 20271 Goldenrod Lane, 2nd Floor, Germantown, MD 20876. Each of Licensor and Licensee is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Licensee currently is conducting Phase II clinical trials on a molecule named [***] (see Appendix A) and is interested in obtaining certain exclusive license rights in, to and under U.S. patent [***] owned by Licensor. Licensor is willing to grant to Licensee, a license under this patent as forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

“Affiliate” means, with respect to either Party, any Person that directly or indirectly controls, is controlled by or is under common control with such Party; for purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means direct or indirect ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such Person, firm, trust, corporation, partnership or other entity or combination thereof, or the power to direct the management of such Person, firm, trust, corporation, partnership or other entity or combination thereof.

“Bankruptcy Code” has the meaning given in Section 8.15.

“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, that, the final Calendar Quarter shall end on the last day of the Term.

“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, that, the final Calendar Year shall end on the last day of the Term.

“Claim” means a Licensor Indemnity Claim or a Licensee Indemnity Claim, as applicable.

“Confidential Information” means any and all proprietary or confidential data and information disclosed by the one Party (the “Discloser”) to the other Party (the “Recipient”), whether in writing, or in oral, graphic, electronic or any other form, or obtained by or on behalf of the Recipient through inspection or observation of the foregoing. Confidential Information expressly includes all information disclosed under and protected by the Disclosure Agreement. Confidential Information shall not include any information that (a) is or becomes publicly known through no act or omission of the Recipient; (b) was rightfully known by Recipient before receipt from the Discloser as evidenced through contemporaneous documentation; (c) becomes known to Recipient by a third party without confidential or proprietary restriction from the Discloser; or (d) is independently developed by Recipient without the use of or reference to the Confidential Information of Discloser.

“Cumulative Net Sales” means the cumulative Net Sales of the Product in the Territory during the Term, beginning with the First Commercial Sale of the Product in the Territory.

“Disclosure Agreement” means the Mutual Confidential Disclosure Agreement entered into by and between the Parties, effective [***].

“Distributor” means any Person that purchases any Product from Licensee or any of Licensee’s Affiliates or distributors for the purpose of reselling that Product to end users in the Territory (including any wholesalers, pharmacists or hospitals).

“Field” means the development, synthesis, and commercialization of the Product as a prescription human pharmaceutical in the Territory.

“First Commercial Sale” means the first sale, transfer or disposition for value to an end user of the Product in the Territory by or for Licensee after final approval of an NDA or supplemental NDA permitting marketing of such Product in interstate commerce in the United States for the Product has been received[***].

“Indemnified Party” has the meaning given in Section 7.3.

“Indemnifying Party” has the meaning given in Section 7.3.

“Intermediate Compound” means a compound covered by a Valid Claim.

“Invoice” has the meaning given in Section 3.4.1.

“Licensed Patent Rights” means [***] and any continuations, continuations-in-part, divisionals, reissues, reexaminations and substitution patents and patent applications relating thereto.

“Licensee lndemnitees” has the meaning given in Section 7.2.

“Licensee Indemnity Claims” has the meaning given in Section 7.2.

“Licensor Indemnitees” has the meaning given in Section 7.1.

“Licensor Indemnity Claims” has the meaning given in Section 7.1.

“Losses” has the meaning given in Section 7.1.

“NDA” means a New Drug Application, as defined in the United States Federal Food, Drug, and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to sell the Product in the Territory.

“Net Sales” means billings made in connection with sales of Products less [***].

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

“Product” means [***] and [***], made, produced, or otherwise manufactured, by Licensee or on Licensee’s behalf by third parties[***].

“Royalty Report” has the meaning given in Section 3.4.1.

“Term” has the meaning given in Section 4.1.

“Territory” means the United States of America.

“Valid Claim” means any claim within the Licensed Patent Rights of a pending patent application or an issued unexpired patent that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through terminal disclaimer or otherwise, and (d) is not lost through an interference proceeding, or foreign equivalent, that is unappealable or unappealed within the time allowed for appeal.

“Value Due to Licensee” means any and all proceeds, whether cash or non-cash consideration due to Licensee from any commercial partner of Licensee from Net Sales of Product.

2. LICENSE

2.1 Grant of Exclusive License to Licensee. Licensor hereby grants Licensee an exclusive, royalty-bearing license, with the right to sublicense through multiple tiers, in, to, and under, the Licensed Patent Rights: (a) to make, have made, use, and have used, Intermediate Compounds, for the purpose of using such Intermediate Compounds for making Product in the

Field, in the Territory (and to have such rights exercised on Licensee’s behalf by third parties); and (b) make, have made, offer for sale, sell, import, and have imported, Products made, or had made, using Intermediate Compounds in the Field, in the Territory (and to have such rights exercised on Licensee’s behalf by third parties). [***]

2.2 Rights Retained by Licensor. Licensee acknowledges and agrees that Licensor shall retain its ownership of the Licensed Patent Rights, subject only to the rights and licenses granted herein. Except as expressly provided herein, no right, title, or interest is granted by Licensor to Licensee in, to or under the Licensed Patent Rights.

2.3 Licensee Notice to Licensor of [***]. Licensee agrees to notify Licensor [***] before [***], by Licensee or on Licensee’s behalf by third parties [***].

2.4 Licensee Notice to Licensor Regarding [***]. Licensee must notify Licensor [***] before Licensee [***]. Licensor has the right, by notice, to [***], in the event that Licensee or an assignee to this Agreement, either [***].

3. FINANCIAL OBLIGATIONS

3.1 License Fees. In consideration of the grant by Licensor to Licensee of the exclusive license under Section 2.1, Licensee shall pay Licensor, in accordance with instructions provided in writing by Licensor to Licensee:

3.1.l Upfront Fee. A non-refundable, non-creditable, upfront fee in an aggregate amount of Seventy-Five Thousand United States Dollars ($75,000.00), payable by wire transfer of immediately available funds, within [***] calendar days after the Effective Date; and

3.1.1 Annual Maintenance Fee. An annual fee in an amount equal to [***], payable by wire transfer of immediately available funds, within [***] calendar days after each of the anniversaries of the Effective Date occurring during the Term.

3.2 Milestone Payment.

3.2.1 First Commercial Sale. Licensee shall make one non-refundable, non-creditable payment of [***] to Licensor within [***] calendar days after the First Commercial Sale.

3.2.2 Notice of First Commercial Sale. Licensee shall provide Licensor with written notice within [***] calendar days upon the occurrence of the First Commercial Sale.

3.3 Payment of Royalties; Royalty Rates; Accounting and Records. Licensee shall pay Licensor the following royalties computed at the end of each Calendar Year (or partial Calendar Year, as applicable) for Value Due to Licensee incurred in such Calendar Year, following the First Commercial Sale of the Product in the Territory:

3.3.1 [***] of Value Due to Licensee from Cumulative Net Sales of up to and including [***].

3.3.2 [***] of Value Due to Licensee from Cumulative Net Sales of more than [***] and up to and including [***];

3.3.3 [***] of Value Due to Licensee from Cumulative Net Sales of more than [***].

3.3.4 For the avoidance of doubt, royalties on each annual Value Due to Licensee shall only be paid once.

3.4 Royalty Reports, Invoices, and Payment Dates. Within [***] days after the end of each Calendar Year in which Net Sales occur that result in an obligation by a commercial partner of licensee to remit to Licensee the Value Due to Licensee on which royalties are to be paid, Licensee shall provide to Licensor a report showing [***].

3.4.1 Invoice and Payment Date. Licensor shall review each Royalty Report submitted by Licensee pursuant to Section 3.5 and issue to Licensee a written invoice for royalties specified as due in such Royalty Report (“Invoice”). Licensee shall make payment of the amount set forth in such Invoice to Licensor within [***] calendar days following Licensee’s receipt of such Invoice. Payment shall be in United States dollars, and by check or wire transfer to one or more bank accounts to be designated in writing by Licensor.

3.4.2 Records; Audit Rights. Licensee shall keep and maintain [***] complete and accurate records in sufficient detail to allow royalties to be determined accurately. Licensor shall have the right for a period of [***] from the date any such payment of royalties is made to appoint at its expense an independent certified public accountant reasonably acceptable to Licensee to audit the relevant records of Licensee to verify that the amount of such payment was correctly determined, provided that such independent certified public accountant enters into a non-disclosure agreement with Licensee. Licensee shall make its records available for audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon [***] calendar days’ written notice from Licensor. Such audit right shall not be exercised by Licensor more than [***]. All records made available for audit shall be deemed to be Confidential Information of Licensee. In the event that there was overpayment by Licensee hereunder, such overpayment will be credited to Licensee’s next royalty payment due under Section 3.3. In the event there was an underpayment by Licensee hereunder, Licensee shall promptly (but in any event no later than [***] calendar days after Licensee’s receipt of the report so concluding) make payment to Licensor of any shortfall. Licensor shall bear the full cost of such audit unless such audit discloses an underreporting by Licensee of [***] of the aggregate amount of royalties payable in any Calendar Year, in which case Licensee shall reimburse Licensor for all costs incurred by Licensor in connection with such audit.

3.5 Overdue Payments. All payments not made by Licensee to Licensor when due under this Agreement shall bear a simple interest at a rate equal to [***]. Any such overdue payment shall, when made, be accompanied by, and credited first to, all interest so accrued.

3.6 Withholding Taxes. If applicable laws require withholding of income or other taxes imposed upon any payments made by Licensee to Licensor under this Agreement, [***].[***] shall render [***] reasonable assistance in order to allow [***] to obtain the benefit of any present or future treaty against double taxation which may apply to such payments.

3.7 Failure to Enforce the Licensed Patent Rights. Licensor and Licensee shall provide written notice to the other Party of any apparent, threatened, or actual infringement, by a third party of the rights granted in 2.1 in the Field in the Territory of which it becomes aware. No later than [***] months after receiving such notice senior officials of each Party shall meet and decide on a mutually agreeable path forward to address the issues presented by such infringement.

4. TERM AND TERMINATION

4.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect, unless otherwise terminated pursuant to Section 4.2, until the expiration of the last Valid Claim of the Licensed Patent Rights in the Territory (the “Term”). Upon the expiration of the Term, the licenses granted to Licensee shall be retained as fully paid-up, worldwide, perpetual, and irrevocable licenses.

4.2 Termination. If a Party materially breaches any of its obligations under this Agreement, the non-breaching Party may provide the breaching Party with a written notice specifying in reasonable detail the nature of the breach, and stating its intention to terminate this Agreement if such breach is not cured. If the material breach is not cured within [***] calendar days after the receipt of such notice, the non-breaching Party shall be entitled, without prejudice to any of its other rights under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by providing written notice to the other Party.

4.3 Surviving Provisions. Termination or expiration of this Agreement for any reason shall be without prejudice to the rights and obligations of the Parties provided in Articles 1, 4, and 5-8, all of which shall survive such termination or expiration together with any other rights or remedies provided at law or equity which either Party may otherwise have [***].

4.4 Cumulative Rights. The rights and remedies provided to each Party in this Article 4 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

5. CONFIDENTIALITY

5.1 Confidentiality and Non-Use. The Recipient shall hold all Confidential Information in confidence and shall not disclose any such Confidential Information to any third party. The Recipient shall disclose Confidential Information only to its sublicensees, subcontractors, employees, agents, Affiliates, and Distributors, in each case who need to know such Confidential Information and who are bound by restrictions regarding disclosure and use of the Confidential Information no less restrictive than those set forth herein. The Recipient of the Disclosing Party’s Confidential Information shall use such Confidential Information solely to exercise its rights and perform its obligations under this Agreement (including, without limitation, the right to use and disclose such Confidential Information in regulatory applications and filings), unless otherwise mutually agreed in writing. The obligations of this Article 5 with respect to any item of Confidential Information or with respect to any discussions or agreements between the Parties shall survive for [***] years following the termination or expiration of this Agreement.

5.2 Permitted Disclosures. The Recipient may use or disclose Confidential Information to the extent (a) approved in writing in advance by the Discloser, (b) to investment bankers, investors, potential investors and acquirers, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use not less restrictive than those set forth in this Agreement, or (c) required by applicable law, regulation, court or administrative order or rules of a stock exchange or automated quotation system to disclose such Confidential Information, provided that prior to any such required disclosure, the Recipient shall give the Discloser reasonable advance notice of any such disclosure and shall reasonably cooperate with the Discloser in objecting to or narrowing the scope of such disclosure, and/or obtaining a protective order or confidential treatment of such disclosure.

5.3 Ownership. All Confidential Information (including, without limitation, all copies, extracts, and portions thereof) is and shall remain the sole property of the Discloser. The Recipient does not acquire (by license or otherwise, whether express or implied) any intellectual property rights or other rights under this Agreement or any disclosure hereunder, except the limited right to use such Confidential Information in accordance with the express provisions of this Agreement. All rights relating to the Confidential Information that are not expressly granted hereunder to the Recipient are reserved and retained by the Discloser.

5.4 Mutual Confidential Disclosure Agreement. This Agreement hereby incorporates by reference the Disclosure Agreement. The terms of this Agreement, in particular this Article 5, expressly supersede all terms in the Disclosure Agreement.

6. WARRANTIES; LIMITATION OF LIABILITIES

6.1 Mutual Representations and Warranties. Licensor and Licensee each represent and warrant to the other, as of the Effective Date, as follows:

6.1.1 Organization. It is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

6.1.2 Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any applicable laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

6.1.3 Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

6.1.4 No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

6.2 Licensor Warranties. Licensor represents and warrants that, as of the Effective Date:

6.2.1 Licensor has the right and authority to grant the rights and licenses granted to Licensee under this Agreement;

6.2.2 Licensor is not aware of any reason that the claims in the Licensed Patent Rights are invalid or unenforceable;

6.2.3 Licensor has not granted any right, license or interest in, to or under the Licensed Patent Rights inconsistent with the rights, license, and interests granted to Licensee in this Agreement, and Licensor shall not grant during the Term of this Agreement any right, license or interest in, to or under the Licensed Patent Rights that is inconsistent with the rights, licenses, and interests granted to Licensee hereunder; and

6.2.4 The Licensed Patent Rights are free and clear of any lien, encumbrance, or security interest or restriction that adversely affects the rights and licenses granted to Licensee hereunder, and Licensor shall not create or allow the creation of any such lien, encumbrance, security interest or restriction on the Licensed Patent Rights during the Term of this Agreement.

6.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY KNOW-HOW, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

6.4 Limited Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOST REVENUES, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 6.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE LIABILITY OF EITHER PARTY FOR [***].

7. INDEMNIFICATION

7.1 Indemnification by Licensee. Subject lo Section 6.4, Licensee shall indemnify, defend, and hold harmless Licensor, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Licensor Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Licensor Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of third parties, including, without limitation, personal injury and product liability claims (collectively, “Licensor Indemnity Claims”), arising out of (a) the development, synthesis, and/or commercialization of the Product by Licensee or any of its Affiliates, sublicensees, Distributors and/or agents in the Territory; (b) any breach of this Agreement by Licensee or any of its Affiliates or agents; or (c) the gross negligence or willful misconduct of any

Licensee Indemnitee, or agent of Licensee excluding any Licensee Indemnity Claim or Losses for which Licensor has an obligation to indemnify Licensee lndemnitees pursuant to Section 7.2, as to which claim or Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.

7.2 Indemnification by Licensor. Subject to Section 6.4, Licensor shall indemnify, defend, and hold harmless Licensee, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Licensee Indemnitees”), against all Losses incurred by or imposed upon the Licensee Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of third parties, including personal injury and product liability claims (collectively, “Licensee Indemnity Claims”) arising out of (a) any breach of this Agreement by Licensor or any of its Affiliates or agents; or (b) the gross negligence or willful misconduct of any Licensor Indemnitee, excluding any Licensor Indemnity Claim or Losses for which Licensee has an obligation to indemnify any Licensor Indemnitees pursuant to Section 7.1, as to which claims or Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.

7.3 Conditions to Indemnification. A Party seeking recovery under this Article 7 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from whom indemnification is sought (the “Indemnifying Party”); provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation to provide indemnification hereunder except, if and to the extent that such failure materially and adversely affects the ability of the Indemnifying Party to defend the applicable suit, claim or demand. Provided that the Indemnifying Party is not contesting its obligation under this Article 7, the Indemnified Party shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; and further provided, that the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel, at its own expense, at all legal proceedings with respect to such Claim. Each Indemnified Party shall have the right to be represented by independent counsel, at its own expense. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (x) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (y) the Indemnifying Party shall remain responsible for reimbursing the Indemnified Party for all reasonable costs incurred by the Indemnified Party as provided in this Article 7.

8. GENERAL PROVISIONS

8.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

8.2 Further Assurances and Actions. Each of the Parties hereto, upon the request of the other Party hereto and without further consideration, will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, or delivered, all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement. The Parties agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

8.3 Notices. All notices, requests, demands, waivers, and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand (including by reputable overnight courier):

8.3.1	if to Licensor, to:

Dow AgroSciences LLC

9330 Zionsville Road

Indianapolis, IN 46268

Telephone: [***]

Fax:[***]

Attn: [***]

Email: [***]

with a copy to:

Dow AgroSciences LLC

9330 Zionsville Road

Indianapolis, IN 46268

Fax:[***]

Attn: General Patent Counsel

8.3.2	if to Licensee, to:

Neuralstem, Inc.

20271 Goldenrod Lane,

2nd Floor

Germantown, MD 20876

Telephone: [***]

Fax: [***]

Attn: Chief Financial Officer

with a copy to:

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130

Telephone: [***]

Fax: [***]

Attn: [***]

or to such other person or address as any Party shall specify by notice in writing to the other Party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (a) on the date on which so hand-delivered; and (b) on the date on which faxed and confirmed.

8.4 Waiver and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

8.5 Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

8.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties hereto, it being understood that the Parties need not sign the same counterpart.

8.8 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all contemporaneous and prior agreements and understandings, both written and oral, between or among the Parties hereto with respect to the subject matter hereof. Except as specifically provided herein, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

8.9 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Licensor and Licensee, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.

8.10 Force Majeure. Neither Party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such Party’s control and without such Party’s fault or negligence; provided that the affected Party notifies the unaffected Party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.

8.11 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other Party or its successors or assigns shall be brought and determined in state or federal court sitting in New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

8.12 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties will be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

8.13 RESERVED.

8.14 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and the respective successors and permitted assigns of the Parties and such Persons. This Agreement may be assigned by any Party.

8.15 Section 365(n) of the Bankruptcy Code. All rights and licenses granted pursuant to any Section of this Agreement are, and shall be deemed to be, rights and licenses to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code and of any similar provisions of applicable laws under any other jurisdiction (the “Bankruptcy Code”)). Each Party agrees that the other Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of applicable law outside the United States, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such Party and all embodiments of such intellectual property, which, if not already in such Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such Party’s written request therefor, unless the Party in the bankruptcy proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by the Party in the bankruptcy proceeding upon written request therefor by the other Party.

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH (A) NOT MATERIAL AND (B) IS THE TYPE THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

DOW AGROSCIENCES LLC

By:	/s/ Timothy Hassinger
Name:	Timothy Hassinger
Title:	CEO

NEURALSTEM, INC.

By:	/s/ Rich Daly
Name:	Rich Daly
Title:	President & CEO

APPENDIX A

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